As filed with the Securities and Exchange Commission on December 17, 1998.
                                                       Registration No. 333-
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                                  DVI, INC.
            (Exact name of registrant as specified in its charter)

          DELAWARE                                          22-2722773
    (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)
                                 -------------
                                 500 Hyde Park
                        Doylestown, Pennsylvania  18901
                                (215) 345-6600
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                 -------------
                              MICHAEL A. O'HANLON
                                 500 HYDE PARK
                        DOYLESTOWN, PENNSYLVANIA  18901
                                (215) 345-6600
           (Name, address including zip code, and telephone number,
                  including area code, of agent for service)
                                 -------------
                                WITH A COPY TO:
                              JOHN A. HEALY, ESQ.
                              ROGERS & WELLS LLP
                                200 PARK AVENUE
                           NEW YORK, NEW YORK  10166
                                (212) 878-8281
                                 -------------
                        CALCULATION OF REGISTRATION FEE

   Title of Shares to be Registered        Amount to be       Proposed Maximum        Proposed Maximum             Amount of
                                            Registered         Offering Price        Aggregate Offering        Registration Fee
                                                                  Per Unit                  Price
Interests in the DVI Financial                  (1)                  (1)                     (1)                      (2)
Services, Inc. Employee Savings Plan

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Pursuant to Rule 457(h)(2) under the Securities Act, no separate registration fee is required with respect to the plan interests being registered hereby.
===============================================================================

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory Note to Part I of Form S-8.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission (the "Commission") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until such time as this Registration Statement is no longer in effect.

     (a) DVI, Inc.'s Annual Report on Form 10-K for its fiscal year ended June 30, 1998; and

contained in our Registration Statement on Form 8-A filed March 27, 1992, and incorporating by reference the information contained in our Prospectus dated May 14, 1992, contained in our Registration Statement on Form S-2 (File No. 33-46664), together with all reports and other documents filed with the Commission for the purpose of updating or otherwise amending that description after the date of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, the indemnitee must not have had reasonable cause to believe his conduct was unlawful.

     Section 145(b) of the General Corporation Law provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

     Section 145(g) of the General Corporation Law provides in general that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

     DVI, Inc.'s By-Laws require us to indemnify each of its directors, officers and employees to the fullest extent permitted by law in connection with any actual or threatened action or proceeding arising out of his service to us or to other organizations at our request.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     3.1*  -  Certificate of Incorporation of DVI, Inc.
     3.2*  -  By-Laws of DVI, Inc.
     4.1*  -  Specimen  of  stock certificate for DVI's Common Stock, par value
              $.005 per share
     23.1  -  Consent of Deloitte & Touche LLP
     24    -  Power of Attorney (see p. 6)
______________
* Filed as an Exhibit to DVI, Inc.'s Registration Statement on Form S-3 (Registration No. 33-84604) and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

     (a)     The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to section 15(d) or the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant  to  the  requirements   of  the  Securities  Act  of  1933,  the
registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned,
thereunto  duly  authorized,  in  the  City   of  Doylestown,  Commonwealth  of
Pennsylvania on December 16, 1998.

                                       DVI, INC.


                                       By:  /S/ MICHAEL A. O'HANLON
                                           -----------------------------
                                           Name:  Michael A. O'Hanlon
                                           Title:   Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of DVI, Inc. hereby severally constitute Michael A. O'Hanlon and Steven R. Garfinkel and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (including without limitation any amendments filed pursuant to Section 462(b) of the Securities Act of 1933), and generally to do all such things in our names and in our capacities as officers and directors to enable DVI, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                                     TITLE                         DATE
             ---------                                     -----                         ----
/s/ MICHAEL A. O'HANLON                       Chief Executive Officer,          December 16, 1998
_______________________________               President and Director
    MICHAEL A. O'HANLON


/S/ STEVEN R. GARFINKEL                       Senior Vice President and Chief   December 16, 1998
_______________________________               Financial Officer
    STEVEN R. GARFINKEL                       (Principal Financial Officer)


/S/ JOHN P. BOYLE                             Vice President and Chief          December 16, 1998
_______________________________               Accounting Officer
    JOHN P. BOYLE                             (Principal Accounting Officer)


_______________________________                Director                         December __, 1998
    GERALD L. COHN


/S/ WILLIAM S. GOLDBERG                        Director                         December 15, 1998
_______________________________
    WILLIAM S. GOLDBERG

_______________________________                Director                         December __, 1998
    JOHN E. McHUGH

             SIGNATURE                                     TITLE                         DATE
             ---------                                     -----                         ----

/S/ NATHAN SHAPIRO                             Director                         December 15, 1998
_______________________________
    NATHAN SHAPIRO


/S/ HARRY T.J. ROBERTS                         Director                         December 15, 1998
_______________________________
    HARRY T.J. ROBERTS

                                 EXHIBIT INDEX

              EXHIBIT NO.               DESCRIPTION
              -----------               -----------
                 3.1*         Certificate of Incorporation of DVI, Inc.
                 3.2*         By-Laws of DVI, Inc.
                 4.1*         Specimen  of stock certificate for DVI's Common
                                Stock, par value $.005 per share
                 23.1         Consent of Deloitte & Touche LLP
                 24.1         Power of Attorney (see p. 6)

_____________
* Filed as an Exhibit to DVI, Inc.'s Registration Statement on Form S-3 (Registration No. 33-84604) and incorporated herein by reference.

                                                                   EXHIBIT 23.1

                       CONSENT OF DELOITTE & TOUCHE LLP


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 dated December 17, 1998, of DVI, Inc., of our report dated August 7, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of DVI, Inc. for the year ended June 30, 1998, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey

December 16, 1998